As filed with the Securities and Exchange Commission on February 19, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPYRE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
___________________________________________________________________________________________________

Delaware		46-4312787
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)
221 Crescent Street Building 23 Suite 105
Waltham, Massachusetts 02453
(Address of Principal Executive Offices, Zip Code)
Spyre Therapeutics, Inc. 2016 Equity Incentive Plan, As Amended and Restated
(Full title of the plans)

Heidy King-Jones
Chief Legal Officer and Corporate Secretary
Spyre Therapeutics, Inc.
221 Crescent Street
Building 23
Suite 105
Waltham, Massachusetts 02453
617-651-5940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Thomas Danielski
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
617-951-7000
___________________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Spyre Therapeutics, Inc. (f/k/a Aeglea BioTherapeutics, Inc.) (the “Registrant”) pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended, to register an additional 4,711,544 shares of common stock, par value $0.0001 per share (“Common Stock”), issuable under the Registrant’s Equity Incentive Plan (as amended and restated, the “2016 Plan”), pursuant to Section 2.4 of the 2016 Plan providing for an automatic increase in the number of shares reserved for issuance under such plan.

The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on April 7, 2016 (Registration No. 333-210633), March 23, 2017 (Registration No. 333-216903), March 13, 2018 (Registration No. 333-223614), March 7, 2019 (Registration No. 333-230137), February 24, 2020 (Registration No. 333-236584), March 18, 2021 (Registration No. 333-254430), March 8, 2022 (Registration No. 333-263357), March 2, 2023 (Registration No. 333-270208), December 22, 2023 (Registration No. 333-276256), February 29, 2024 (Registration No. 333-277542), and February 27, 2025 (Registration No. 333-285332), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statements with respect to the 2016 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information
The documents containing the information required by Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 8. Exhibits

Exhibit Number	Exhibit Description

4.1
Second Amended and Restated Certificate of Incorporation of the Registrant, effective as of May 14, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 15, 2024).

4.2	Amended and Restated Bylaws of the Registrant, effective as of February 1, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 5, 2024).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1
Spyre Therapeutics, Inc. 2016 Equity Incentive Plan, As Amended and Restated Effective November 21, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on December 22, 2023).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 19th day of February, 2026.

SPYRE THERAPEUTICS, INC.

Date:	February 19, 2026	By:	/s/ Cameron Turtle, DPhil
Name: Cameron Turtle, DPhil Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Cameron Turtle, Mr. Scott Burrows and Ms. Heidy King-Jones, jointly and severally, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Cameron Turtle, DPhil	Chief Executive Officer and Director	February 19, 2026
Cameron Turtle, DPhil	(Principal Executive Officer)

/s/ Scott Burrows	Chief Financial Officer	February 19, 2026
Scott Burrows	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey W. Albers	Chairman of the Board	February 19, 2026
Jeffrey W. Albers

/s/ Peter Harwin	Director	February 19, 2026
Peter Harwin

/s/ Michael Henderson, M.D.	Director	February 19, 2026
Michael Henderson, M.D.

/s/ Tomas Kiselak	Director	February 19, 2026
Tomas Kiselak

/s/ Mark McKenna	Director	February 19, 2026
Mark McKenna

/s/ Sandra Milligan	Director	February 19, 2026
Sandra Milligan

/s/ Laurie Stelzer	Director	February 19, 2026
Laurie Stelzer